Exhibit 99.P.J


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Financial Statements" and "Custodian, Transfer and Dividend Disbursing Agent, Independent Auditors and Legal Counsel" in Post-Effective Amendment No. 13 under the Securities Act of 1933 and Amendment No. 14 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-81396) and related Prospectus and Statement of Additional Information of Brandes Investment Trust (the "Trust") and to the incorporation by reference therein of our report dated December 15, 2000, with respect to the financial statements and financial highlights of Brandes Institutional International Equity Fund, a series of the Trust, included in the Annual Report for the year ended October 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Los Angeles, California
February 19, 2001